 EX‑35.2

(logo) TORCHLIGHT

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

JPMCC Commercial Mortgage Securities Trust 2016-JP3,

Commercial Mortgage Pass-Through Certificates

Series 2016-JP3 (the "Trust")

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as Special Servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer's Activities during the preceding calendar year (the "Reporting Period") and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Dated:  March 7, 2017

Torchlight Loan Services, LLC, as special servicer

By: /s/ Jacob Baron

Name: Jacob Baron

Title:  Authorized Signatory

475 Fifth Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

  www.torchlightinvestors.com